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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 23, 2005

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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)


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

               Delaware                               1-11758                           36-3145972
    (State or other jurisdiction of           (Commission File Number)                 (IRS Employer
            incorporation)                                                           Identification No.)

            1585 Broadway, New York, New York                                          10036
        (Address of principal executive offices)                                    (Zip Code)


      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

On March 23, 2005, Judge Elizabeth T. Maass of the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida granted in part a Renewed Motion for Entry of Default Judgment against Morgan Stanley & Co. Incorporated ("MS&Co."), a subsidiary of Morgan Stanley, in the case captioned Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Inc. (the "Coleman litigation"). The Court ordered that portions of the amended complaint of Coleman (Parent) Holdings, Inc. ("CPH") against MS&Co. be read at trial to the jury and that the jury be instructed that the facts alleged in such portions of the complaint, which set forth the primary allegations of CPH against MS&Co., be deemed established for all purposes of the action. In addition, the Court ordered that a statement summarizing the Court's findings with respect to MS&Co. discovery misconduct be read to the jury and that the jury be instructed that it may consider that statement in determining whether an award of punitive damages is appropriate. The Court invited counsel for both parties to submit proposed drafts of that statement. CPH currently seeks compensatory damages of approximately $680 million and punitive damages of approximately $2.0 billion. On March 17, 2005, we announced our preliminary results for the first quarter of 2005, which reflected a reserve of $260 million for this litigation. We will review the recent developments in this litigation in connection with the preparation of our Form 10-Q for the quarterly period ended February 28, 2005, which we expect to file on or about April 8, 2005. We anticipate that it may be necessary to increase the reserve for this litigation as a result of this review. Certain pretrial motions are still pending before the Court. Jury selection is currently scheduled to resume on March 30, 2005. We believe that, in the event of an adverse verdict, MS&Co. has grounds for appeal, which MS&Co. would pursue. For further information regarding the Coleman litigation, please refer to our Annual Report on Form 10-K for the fiscal year ended November 30, 2004 under the caption "Item 3. Legal Proceedings. - Coleman Litigation."



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MORGAN STANLEY
                              (Registrant)

                              By:          /s/ Ronald T. Carman
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                                        Name:  Ronald T. Carman
                                        Title:    Assistant Secretary


Date: March 24, 2005